UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2024

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

On June 30, 2024, M2i Global, Inc. (the “Company’) entered into an Offtake Agreement (the “Agreement”) with NT Minerals LTD (“NT Minerals”). In connection with the Agreement, the Company will purchase 195,000,000 lbs (88,450.62 dmt) (the “Contract Quantity”) of copper resource in exchange for the issuance of 12,000,000 shares of the Company’s common stock to NT Minerals. The Agreement shall be effective as of June 30, 2024, and will continue in full force and effect until the Contract Quantity has been purchased in full by the Company. Additionally, if either party is in material breach of its obligations under the Agreement, (a) the non-defaulting party shall be entitled to terminate this Agreement by written notice to the defaulting party if the default party does not remedy the breach within ten (10) business days after receiving notice of the breach from the non-defaulting party; or (b) the non-defaulting party may terminate this Agreement with immediate effect by written notice to the defaulting party if, in the reasonable opinion of the non-defaulting party, the breach is incapable of remedy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: July 10, 2024	By:	/s/ Jeffrey W. Talley
	Name:	Jeffrey W. Talley
	Title:	Chief Executive Officer